UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: January 13, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2022, Professional Holding Corp. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor, pursuant to which the Company issued and sold a 3.375% fixed-to-floating rate subordinated note due 2032 (the “Note”) in the principal amount of $25.0 million. The Company intends to use the net proceeds from the sale of the Note for general corporate purposes. The Note will initially bear interest at 3.375% per annum, beginning January 13, 2022 to but excluding January 30, 2027 (or any earlier redemption date), payable semi-annually in arrears. From and including January 30, 2027 to but excluding January 30, 2032 (or any earlier redemption date) the interest rate shall reset quarterly to an interest rate per annum equal to the then current Three-Month Term SOFR (as defined in the Note) plus 203 basis points, payable quarterly in arrears.

The Note has a stated maturity of January 30, 2032. Prior to January 30, 2027, the Company may redeem the Note only under certain limited circumstances set forth in the Note. Beginning on January 30, 2027 through maturity, the Note may be redeemed, at the Company’s option, on any scheduled interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Note being redeemed, together with any accrued and unpaid interest on the Note being redeemed to but excluding the date of redemption. The Note is not subject to redemption at the option of the holder.

The Note is an unsecured, subordinated obligation of the Company, and is not an obligation of, and is not guaranteed by, any subsidiary of the Company. The Note is intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Note was offered and sold by the Company in a private placement transaction in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The form of the Note and the Purchase Agreement are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference. The foregoing descriptions of the Note and the Purchase Agreement are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference in this Item 2.03.

Item 8.01 Other Events

On January 13, 2022, the Company issued a press release regarding the offering of the Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of 3.375% Fixed-to-Floating Rate Subordinated Note due 2032
10.1	Subordinated Note Purchase Agreement, dated January 13, 2022
99.1	Press Release, dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: January 13, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary